Exhibit 99.1

Carolco Pictures Engages Mario Kassar To Produce Motion Pictures

LOS ANGELES, ACCESSWIRE / May 4, 2015 / Carolco Pictures, Inc. (CRCO) announced today that it has entered into an agreement with Mario Kassar to produce certain feature length motion pictures.  In addition to producer and sales services, Mario Kassar will remain Carolco Pictures' Chairman of the Board.  Bringing decades of experience to Carolco's projects, Mario Kassar has produced some of the biggest action blockbusters in Hollywood history.

About Carolco Pictures, Inc.:

Carolco is a diversified entertainment company engaged in the financing, production and leasing of motion picture properties. For more information on Carolco Pictures, and its subsidiaries, please visit, www.carolcopictures.com and www.highfiveentertainment.net. Carolco Pictures has offices in New York City, Beverly Hills, Boca Raton and Nashville. Carolco's most recent regulatory filings and financial information can also be found on the Securities and Exchange Commission's website at www.sec.gov.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. These forward looking statements relate to, amongst other things, current expectation of the business environment in which the company operates, potential future performance, projections of future performance and the perceived opportunities in the market. The company's actual performance, results and achievements may differ materially from the expressed or implied in such forward-looking statements as a result of a wide range of factors.

CONTACT:

For further information contact:
Kimberly Mulloy
Public Relations
kmulloy@carolcopictures.com
(561) 826-9307

SOURCE: Carolco Pictures, Inc.